UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 14, 2007 (June 8, 2007)

FLAG INTERMEDIATE

HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-132918 (Commission File No.)	20-3779375 (I.R.S. Employer Identification No.)

METALS USA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-13123 (Commission File No.)	76-0533626 (I.R.S. Employer Identification No.)

One Riverway, Suite 1100 Houston, Texas (Address of Principal Executive Offices)		77056 (Zip Code)

(Registrant’s telephone number, including area code) (713) 965-0990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Flag Intermediate Holdings Corporation, a Delaware corporation (“Holdings”), Metals USA, Inc., a Delaware corporation (“Metals”), and certain subsidiaries of Metals entered into an amendment (the “Amendment”), dated as of June 8, 2007, to the Loan and Security Agreement, dated as of November 30, 2005, as amended (the “ABL Facility”), with Credit Suisse, as administrative agent, and Bank of America, N.A., as collateral agent.

The Amendment increases the total credit facility from $450 million to $525 million by increasing the Tranche A commitments under the ABL Facility from $425 million to $500 million, and provides for an uncommitted revolving facility pursuant to which the borrowers under the ABL Facility are entitled to establish additional Tranche A commitments in an aggregate principal amount of up to $100 million.

In addition, the Amendment decreases the marginal rates for determining the applicable interest rate under the ABL Facility. The applicable margin for interest rates with respect to loans utilizing the Tranche A Commitments now range between -0.25% and -0.50%, if Metals utilizes the base rate under the ABL Facility, and between 1.00% and 1.75%, if Metals utilizes the LIBOR rate under the ABL Facility. The applicable margin for interest rates with respect to loans utilizing the Tranche A-1 Commitments is now 0.75%, if Metals utilizes the base rate under the ABL Facility, and 2.75%, if Metals utilizes the LIBOR rate under the ABL Facility.

The Amendment also revises the definitions of (i) Eligible Accounts and Eligible Inventory to include accounts and inventory subsequently acquired by acquisition and valued under $25 million, even if the collateral agent has not had an opportunity to complete any necessary due diligence with respect thereto, (ii) Fixed Charge Coverage Ratio to provide that such calculation, when used for determining the applicable margin, will be based on Adjusted EBITDA over the past three months rather than the past four fiscal quarters, and (iii) Permitted Acquisition to include acquisitions that do not reduce availability under the ABL Facility to below $60 million rather than under $75 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAG INTERMEDIATE HOLDINGS CORPORATION

Date: June 14, 2007	/s/ John A. Hageman
Name: John A. Hageman Title: Senior Vice President and Chief Legal Officer

METALS USA, INC.

Date: June 14, 2007	/s/ John A. Hageman
Name: John A. Hageman Title: Senior Vice President and Chief Legal Officer